UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2019

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC	27701	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.02	Termination of a Material Definitive Agreement.

On January 22, 2019, MGT Capital Investments, Inc. (the “Company”) entered into rescission and cancellation agreements (the “Rescission Agreements”) with two investors (each, an “Investor” and together, the “Investors”), pursuant to which each Investor’s Securities Purchase Agreement, entered into January 11, 2019, by and between each Investor and the Company, shall be terminated. The Rescission Agreement further cancels the issuance of 1,000 shares of 12% Series B Preferred Stock (“Series B Stock”) to each Investor and the issuance of a Promissory Note for the principal amount of $120,000 to each Investor, both issued pursuant to the Securities Purchase Agreements, in exchange for $100,000 to each Investor representing the return of the purchase price to each Investor plus agreed upon legal fees.

The foregoing summary of the Rescission Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Rescission Agreements, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Form of Rescission and Cancellation Agreement, dated January 22, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date: January 24, 2019	By:	/s/ Robert S. Lowrey
	Name:	Robert S. Lowrey
	Title:	Chief Financial Officer